Exhibit 99.1

Investor Contact: Mike Mullin, director, investor relations (972) 443-6636

Media Contact: Steve Boone, director, global communications and public affairs, (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Announces Agreement to Acquire Lawrence Pumps, Inc.

Acquisition of U.S.-based manufacturer adds to diverse pump portfolio

DALLAS, October 4, 2011 – Flowserve Corp. (NYSE:FLS), a global leader in the fluid motion and control industry, announced today it has entered into a definitive agreement to acquire Lawrence Pumps, Inc., a privately owned American manufacturer of highly engineered critical service centrifugal pumps used primarily in the petrochemical and oil and gas industries.

The acquisition of Lawrence will provide Flowserve with severe service API and chemical slurry pump technology that is critical to the refining, oil sands, polyolefin and polyethylene industries, which are core markets for Flowserve. The acquisition is expected to close early in the fourth quarter of 2011 and is subject to customary closing conditions, including the receipt of regulatory approval in the U.S.

“Lawrence has consistently been an industry leader in critical slurry services solving complex pumping problems involving solids and high temperatures in our core markets,” said Tom Ferguson, president, Flowserve Flow Solutions Group. “The Lawrence brand has an outstanding reputation, and many Lawrence products have proprietary niche applications that strategically complement our industry-leading portfolio. We look forward to leveraging our expansive network of service centers and global sales force to expand the reach of Lawrence products and capture unrealized aftermarket potential as we continue to serve the needs of our customers.”

“We are excited to become part of the Flowserve family,” said Paul Reddick, president, Lawrence Pumps, Inc. “Flowserve provides Lawrence an industry-leading global platform that will provide us the opportunity to drive future growth and the resources to develop new reliability-enhancing products.”

For the fiscal year ended December 31, 2010, Lawrence had revenues of approximately $44 million and EBITDA of approximately $8 million. For 2011, Lawrence estimates having revenues of around $50 million and EBITDA of around $10 million.

Flowserve expects to fund the transaction with cash on hand. Other terms of the acquisition were not announced. Based on initial valuations, the Lawrence acquisition is expected to have a dilutive impact of less than $0.05 on the company’s 2011 earnings per share due to transaction costs and non-cash purchase price accounting effects from inventory and backlog revaluation, partially offset by favorable operations impact.

“We are excited about our acquisition of Lawrence, as it reflects our disciplined approach during the current economic environment to use our strong balance sheet to grow Flowserve in a way that meaningfully increases long-term shareholder value,” said Mark Blinn, Flowserve president and chief executive officer. “The close strategic fit of Lawrence’s highly-engineered products, the meaningful synergies our management team has identified and the transaction size, which enables us to ‘tuck in’ Lawrence to the global Flowserve platform, combine to make the transaction a good example of our acquisition strategy. We plan to follow this disciplined approach as we evaluate similar shareholder value-creating opportunities that meet both our strategic and financial return objectives.”

Lawrence Pumps was formed in 1936 and is headquartered in Lawrence, Mass. With locations in China, India and Singapore, Lawrence specializes in the design, development and manufacture of engineered centrifugal pumps for critical services within the petroleum refining, petrochemical, pulp and paper, and energy markets.

For more information about the acquisition of Lawrence, please visit the “Investor Relations” section of www.flowserve.com.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

About Lawrence Pumps

Lawrence Pumps, Inc., headquartered in Lawrence, Mass., manufactures API and non-API horizontal and vertical slurry, high temperature and toxic liquid centrifugal pumps. For more information please visit www.lawrencepumps.com.

SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, particularly in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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